Filed Pursuant to Rule 424(b)(3)
Registration No. 333-144635

Prospectus Supplement dated September 19, 2008
(To Prospectus dated August 8, 2007 and filed on August 8, 2007 - File No. 333-144635)

PROSPECTUS

COMPOSITE TECHNOLOGY CORPORATION

52,331,801 SHARES OF COMMON STOCK

This Prospectus Supplement, together with the Prospectus listed above, is required to be delivered by certain holders of the above-referenced shares or by their transferees, pledges, donees or their successors in connection with the offer and sale of the above-referenced shares.

This Prospectus Supplement supplements our prospectus dated August 8, 2007 with the following additions and changes:

1)	Update the information provided under “Selling Shareholders” in the prospectus dated August 8, 2007.

The attached information modifies and supersedes, in part, the information in the prospectus. Any information that is modified or superseded in the prospectus shall not be deemed to constitute a part of the prospectus except as modified or superseded by this Prospectus Supplement.

INDEX TO FILINGS

Annex

Selling Shareholders	A

ANNEX A

SELLING SHAREHOLDERS

Of the shares of common stock being offered by the selling shareholders, up to 10,973,585 shares are issuable upon exercise of the warrants issued in the private placement that closed in February 2007 and 25,201,954 shares of our common stock and 7,812,619 shares issuable upon exercise of certain warrants issued in the private placement that closed in June 2007.

We are also registering:

•	1,316,829 shares issuable upon exercise of warrants issued as a fee for services as our placement agents and financial advisors in the private placement that closed in February 2007.

•	1,226,814 shares issuable upon exercise of Warrants we issued to selling shareholders in connection with additional warrants granted in connection with price-based, anti-dilution rights.

•	4,000,000 shares issued to two shareholders in connection with the EU Energy acquisition.

•	1,800,000 shares issuable upon exercise of warrants issued in connection with the factored receivable arrangement from November, 2006.

We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time. The selling shareholders have not had any material relationship with us within the past three years, other than the ownership of the securities registered hereby and unless otherwise indicated by footnote.

Capstone Investments assisted us with the February 2007 and June 2007 private placements. Lane Capital Markets assisted us in the March 3, 2006 private placement, the January 30, 2006 settlement, the October, 2005 Debtor in Possession private placement, and our August, 2004 Debenture offering as our exclusive placement agent and financial advisor.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. We have obtained this information from the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder. In the case of selling shareholders that own warrants, the column assumes exercise of the warrants held by the selling shareholder on that date, without regard to any limitations on exercise.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

Because the exercise price of the warrants may be adjusted, and because not all warrants may be exercised, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the warrants issued in the February and June 2007 private placement, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect these limitations.

The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

SELLING SECURITY HOLDER	BENEFICIALLY OWNED SHARES BEFORE OFFERING		SHARES TO BE SOLD IN THE OFFERING	PERCENTAGE OF OUTSTANDING BENEFICIALLY OWNED AFTER OFFERING

Bushido Capital Master Fund, LP	142,839	(1)	46,065	*
Gamma Opportunity Class A	71,422	(2)	23,034	*
Gamma Opportunity Class C	71,422	(3)	23,034	*
Midsummer Investment Ltd.	3,562,180	(4)	184,257	1.65%
SRG Capital	571,353	(5)	184,257	*
Hudson Bay Fund, LP	1,797,519	(6)	24,195	*
Enable Growth Partners	890,600	(7)	85,479	*
Enable Opportunity Partners	165,968	(8)	20,363	*
Pierce Diversified Strategy	136,039	(9)	2,419	*
Capital Ventures International	1,040,694	(10)	328,055	*
Lane Capital Markets LLC	331,386	(11)	3,226	*
Ryan M. Lane	567,985	(12)	109,437	*
Bradley Rotter	1,800,000	(13)	1,800,000	*
Capstone Investments	1,512,120	(14)	1,512,120	*
Kuhns Brothers, Inc.	36,058	(15)	36,058	*
Gregory C. Dryer	36,058	(16)	36,058	*
Douglas Metz	216,000	(17)	200,000	*
Rayna Ltd.	16,436,631	(18)	3,000,000	6.54%
Stephen Bircher	11,577,755	(19)	1,000,000	5.15%
EGI-Fund (05-07) Investors, L.L.C.	4,354,930	(20)	1,470,314	1.40%
Fort Mason Master, LP	3,386,178	(21)	1,150,644	1.09%
Fort Mason Partners, LP	221,015	(22)	74,620	*
Glacier Partners, LP	1,673,077	(23)	171,538	*
Grandview, LLC	7,258,217	(24)	2,450,524	2.34%
Heartland Group, Inc.	3,629,109	(25)	1,225,262	1.17%
Peter J. Abeles & Jonnet Abeles JTWOS	36,293	(26)	12,254	*
Bard Micro-Cap Value Fund, LLC	72,583	(27)	24,506	*
Bell Partnership Retirement Plan UAD 12/30/06	36,293	(28)	12,254	*
Ralph A. L. Bogan, Jr. Trust UAD 12/04/95	36,293	(29)	12,254	*
Bourquin Family Trust UAD 05/07/98	72,583	(30)	24,506	*
Anne R. Brown Trust UAD 03/30/90	36,293	(31)	12,254	*
Carol Clark Coolidge Trust UAD 03/13/97	72,583	(32)	24,506	*
Christine E. Coolidge Trust UAD 02/09/02	36,293	(33)	12,254	*
Suzanne R. Davis	36,293	(34)	12,254	*
Katharine B. Dickson & Mark A. Dickson JTWOS	108,875	(35)	36,759	*

William G. Escamilla Trust UAD 07/29/03	36,293	(36)	12,254	*
J. Scott Etzler	36,293	(37)	12,254	*
Gary R. Fairhead	72,583	(38)	24,506	*
Leonard M. Herman Trust UAD 06/10/93	108,875	(39)	36,759	*
Sidney N. Herman	72,583	(40)	24,506	*
Joshua Herrendorf	36,293	(41)	12,254	*
Timothy B. Johnson Trust UAD 04/04/94	72,583	(42)	24,506	*
T. Michael Johnson & Patricia R. Johnson JTWOS	36,293	(43)	12,254	*
William K. Kellogg 1953 Trust, UAD 01/14/53	72,583	(44)	24,506	*
Anne H. Ross Lyon	36,293	(45)	12,254	*
Susan W. McMillan Trust UAD 10/10/71	36,293	(46)	12,254	*
John Bard Manulis	72,583	(47)	24,506	*
Matthew Moog	36,293	(48)	12,254	*
MSP 1932 Trust UAD 12/06/95	36,293	(49)	12,254	*
Seth L. Pierrepont	36,293	(50)	12,254	*
Marvin J. Pollack Trust UAD 05/22/90	36,293	(51)	12,254	*
Allan R. Schuman	72,583	(52)	24,506	*
M. Edward Sellers & Suzan D. Boyd JTWOS	36,293	(53)	12,254	*
Dale F. Snavely	72,583	(54)	24,506	*
Robert S. Steinbaum	36,293	(55)	12,254	*
Rosemary Steinbaum	36,293	(56)	12,254	*
Janet J. Underwood Trust UAD 06/25/02	72,583	(57)	24,506	*
Ardsley Partners Renewable Energy Fund L.P.	531,250	(58)	531,250	*
Ardsley Renewable Energy Offshore Fund, Ltd.	100,000	(59)	100,000	*
Bodri Capital Fund LP	234,574	(60)	234,574	*
Bodri Capital Offshore Fund Ltd.	458,093	(61)	458,093	*
The Catfish Fund LP	3,095,214	(62)	3,095,214	*
Brecken Capital Management Fund LLC	1,767,303	(63)	805,764	*
Chestnut Ridge Partners, LP	315,658	(64)	315,658	*
Dynamis Energy Fund LP	7,992,838	(65)	3,250,530	2.31%
Dynamis Energy Fund, Ltd.	1,727,124	(66)	700,201	*
EGI-Fund (08-10) Investors, L.L.C.	3,787,880	(67)	3,787,880	*
Gruber & McBaine International	490,508	(68)	333,150	*
J. Patterson McBaine	103,683	(69)	56,073	*
Jon D & Linda W Gruber Trust	374,176	(70)	231,346	*
Lagunitas Partners, LP	1,737,295	(71)	1,132,170	*
Millennium Partners, LP	3,787,880	(72)	3,787,880	*
Otago Partners, LLC	685,218	(73)	396,756	*
RHP Master Fund, Ltd.	315,658	(74)	315,658	*
SF Capital Partners Ltd.	2,525,253	(75)	2,525,253	*
Third Point Offshore Fund Ltd.	9,176,770	(76)	9,176,770	*
Third Point Partners LP	1,145,204	(77)	1,145,204	*
Third Point Partners Qualified LP	1,101,266	(78)	1,101,266	*

Third Point Ultra Ltd.	1,203,034	(79)	1,203,034	*
Whalehaven Capital Fund Limited	631,277	(80)	631,277	*
Crestview Capital Master, LLC	729,935	(81)	729,935	*
Warrant Strategies Fund LLC	550,000	(82)	550,000	*
Total	107,759,376		52,331,801	*

             *Less than 1%.

(1)
Includes up to 71,181 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.21 per share of common stock and expiring on October 14, 2008 of which 22,194 shares will be registered in this offering, and up to 71,658 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.31 per share of common stock and expiring on October 14, 2008 of which 23,271 shares will be registered in this offering. The natural person with voting and investment powers for this stockholder is Ronald S. Dagar.

(2)
Includes up to 35,592 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.21 per share of common stock and expiring on October 14, 2008 of which 11,398 shares will be registered in this offering, and up to 35,830 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.31 per share of common stock and expiring on October 14, 2008 of which 11,636 shares will be registered in this offering. The natural person with voting and investment powers for this stockholder is Jonathan P. Knight.

(3)
Includes up to 35,592 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.21 per share of common stock and expiring on October 14, 2008 of which 11,398 shares will be registered in this offering, and up to 35,830 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.31 per share of common stock and expiring on October 14, 2008 of which 11,636 shares will be registered in this offering. The natural person with voting and investment powers for this stockholder is Jonathan P. Knight.

(4)
Includes up to 1,726,974 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.40 per share of common stock and expiring on August 17, 2008, up to 541,796 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.40 per share of common stock and expiring on November 19, 2008, up to 284,724 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.21 per share of common stock and expiring on October 14, 2008 of which 91,176 shares will be registered in this offering, up to 286,629 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.31 per share of common stock and expiring on October 14, 2008 of which 93,081 shares will be registered in this offering, and up to 722,057 shares of common stock issuable upon conversion of certain convertible debentures. The natural persons with voting and investment powers for this stockholder are Scott D. Kaufman and Michel Amsalem.

(5)
Includes up to 284,724 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.21 per share of common stock and expiring on October 14, 2008 of which 91,176 shares will be registered in this offering, and up to 286,629 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.31 per share of common stock and expiring on October 14, 2008 of which 93,081 shares will be registered in this offering. The natural persons with voting and investment powers for this stockholder are Sander Gerber and Yoav Roth. SRG Capital is an affiliate of a broker-dealer. This stockholder acquired the securities in the ordinary course of business, and at the time of the acquisition of the securities, the holder had no agreements or understandings, directly or indirectly, with any person to distribute the securities or any underlying warrant shares.

(6)
Includes up to 503,248 shares of common stock to be issued upon exercise of a warrant at an exercise price of $0.99 per share of common stock and expiring on March 3, 2009 of which 24,195 shares will be registered in this offering, and up to 857,143 shares of common stock to be issued upon exercise of a warrant at an exercise price of $2.00 per share of common stock and expiring on March 3, 2009. The natural persons with voting and investment powers for this stockholder are Sander Gerber, Yoav Roth, and John Doscas.

(7)
Includes up to 244,915 shares of common stock to be issued upon exercise of a warrant at an exercise price of $0.99 per share of common stock and expiring on March 3, 2009 of which 11,775 shares will be registered in this offering, up to 417,143 shares of common stock to be issued upon exercise of a warrant at an exercise price of $2.00 per share of common stock and expiring on March 3, 2009, up to 113,890 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.21 per share of common stock and expiring on October 14, 2008 of which 36,471 shares will be registered in this offering, and up to 114,652 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.31 per share of common stock and expiring on October 14, 2008 of which 37,233 shares will be registered in this offering. The natural person with voting and investment powers for this stockholder is Mitch Levine. This does not include an aggregate of approximately 40,000,000 shares that Enable Growth Partners, Enable Opportunity Partners and Pierce Diversified Strategy Master Fund have collectively claimed they hold as a result of exercising warrants which became exerciseable for a substantially greater number of shares of Company common stock following an issuance of common stock that such securityholders allege was significantly lower than the exercise price. The Company has vigorously denied such allegation and believes that the claim has no merit.

(8)
Includes up to 40,260 shares of common stock to be issued upon exercise of a warrant at an exercise price of $0.99 per share of common stock and expiring on March 3, 2009 of which 1,936 shares will be registered in this offering, up to 68,571 shares of common stock to be issued upon exercise of a warrant at an exercise price of $2.00 per share of common stock and expiring on March 3, 2009, up to 28,473 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.21 per share of common stock and expiring on October 14, 2008 of which 9,118 shares will be registered in this offering, and up to 28,664 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.31 per share of common stock and expiring on October 14, 2008 of which 9,309 shares will be registered in this offering. The natural person with voting and investment powers for this stockholder is Mitch Levine. This does not include an aggregate of approximately 40,000,000 shares that Enable Growth Partners, Enable Opportunity Partners and Pierce Diversified Strategy Master Fund have collectively claimed they hold as a result of exercising warrants which became exerciseable for a substantially greater number of shares of Company common stock following an issuance of common stock that such securityholders allege was significantly lower than the exercise price. The Company has vigorously denied such allegation and believes that the claim has no merit.

(9)
Includes up to 50,325 shares of common stock to be issued upon exercise of a warrant at an exercise price of $0.99 per share of common stock and expiring on March 3, 2009 of which 2,419 shares will be registered in this offering, and up to 85,714 shares of common stock to be issued upon exercise of a warrant at an exercise price of $2.00 per share of common stock and expiring on March 3, 2009. The natural person with voting and investment powers for this stockholder is Mitch Levine. This does not include an aggregate of approximately 40,000,000 shares that Enable Growth Partners, Enable Opportunity Partners and Pierce Diversified Strategy Master Fund have collectively claimed they hold as a result of exercising warrants which became exerciseable for a substantially greater number of shares of Company common stock following an issuance of common stock that such securityholders allege was significantly lower than the exercise price. The Company has vigorously denied such allegation and believes that the claim has no merit.

(10)
Includes up to 300,000 shares of common stock to be issued upon exercise of a warrant at an exercise price of $0.99 per share of common stock and expiring on March 3, 2009 all of which will be registered in this offering, up to 583,551 shares of common stock to be issued upon exercise of a warrant at an exercise price of $0.99 per share of common stock and expiring on March 3, 2009 of which 28,055 shares will be registered in this offering, and up to 457,143 shares of common stock to be issued upon exercise of a warrant at an exercise price of $2.00 per share of common stock and expiring on March 3, 2009. Heights Capital Management, Inc., the authorized agent of this stockholder, has discretionary authority to vote and dispose of the shares held by this stockholder and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by this stockholder. Mr. Kobinger disclaims any beneficial ownership of these shares. Capital Ventures International is an affiliate of a broker-dealer. This stockholder acquired the securities in the ordinary course of business, and at the time of the acquisition of the securities, the holder had no agreements or understandings, directly or indirectly, with any person to distribute the securities or any underlying warrant shares.

(11)
Includes up to 114,286 shares of common stock to be issued upon exercise of a warrant at an exercise price of $2.00 per share of common stock and expiring on March 3, 2009, up to 67,100 shares of common stock to be issued upon exercise of a warrant at an exercise price of $0.99 per share of common stock and expiring on March 3, 2009 of which 3,226 shares will be registered in this offering, and up to 150,000 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.55 per share of common stock and expiring on March 3, 2009. The natural person with voting and investment powers for this stockholder is Ryan Lane. Lane Capital Markets LLC is a broker-dealer. This stockholder acquired the securities in the ordinary course of business, and at the time of the acquisition of the securities, the holder had no agreements or understandings, directly or indirectly, with any person to distribute the securities or any underlying warrant shares.

(12)
Includes up to 142,362 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.21 per share of common stock and expiring on October 14, 2008 of which 45,588 shares will be registered in this offering, up to 143,315 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.31 per share of common stock and expiring on October 14, 2008 of which 46,541 shares will be registered in this offering, 265,000 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.83 per share of common stock and expiring on August 18, 2008, and up to 17,308 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.03 per share of common stock and expiring on February 27, 2010 all of which will be registered in this offering. Mr. Lane is an affiliate of a broker-dealer. This stockholder acquired the securities in the ordinary course of business, and at the time of the acquisition of the securities, the holder had no agreements or understandings, directly or indirectly, with any person to distribute the securities or any underlying warrant shares.

(13)
Includes up to 1,800,000 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.06 per share of common stock and expiring on February 28, 2009 that will be registered in this offering.

(14)
Includes up to 303,030 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.40 per share of common stock and expiring in June 2010 that will be registered in this offering, and up to 1,209,090 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering. The natural person with voting and investment powers for this stockholder is Steve Capozza. Capstone Investments is a broker-dealer. This stockholder acquired the securities in the ordinary course of business, and at the time of the acquisition of the securities, the holder had no agreements or understandings, directly or indirectly, with any person to distribute the securities or any underlying warrant shares.

(15)
Includes up to 36,058 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.03 per share of common stock and expiring on February 27, 2010 that will be registered in this offering. The natural persons with voting and investment powers for this stockholder are John D. Kuhns and Mary E. Fellows. Kuhns Brothers, Inc. is an affiliate of a broker-dealer. This stockholder acquired the securities in the ordinary course of business, and at the time of the acquisition of the securities, the holder had no agreements or understandings, directly or indirectly, with any person to distribute the securities or any underlying warrant shares. Kuhns Brothers, Inc. acted as a co-placement agent in the Company’s financing that was completed in February 2007.

(16)
Includes up to 36,058 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.03 per share of common stock and expiring on February 27, 2010 that will be registered in this offering. This stockholder is a registered representative with Kuhns Brothers, Inc., who acted as a co-placement agent in the Company’s financing that was completed in February 2007.

(17)
Includes up to 200,000 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.03 per share of common stock and expiring on February 27, 2010 that will be registered in this offering. Mr. Metz provides business development, sales, and marketing services at a rate of $16,667 per month plus reimbursable expenses and is subject to the receipt of additional cash incentive payments upon delivery of certain milestones. As of June 30, 2007, since July 1, 2005 we paid Mr. Metz approximately $476,997 including incentive payments of $168,000, and owed him approximately $8,430. This individual had substantive access to inside information during the course of fulfillment of his duties.

(18)	The natural control person with voting and investment powers for this stockholder is Michael Porter. Mr. Porter formerly served as our President and a consultant to the Company until April 2007.
(19)	Mr. Bircher is currently our Vice President of Business Development.

(20)
Includes up to 1,442,308 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 28,006 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 2,884,616 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control persons with voting and investment powers for this stockholder are Donald J. Liebentritt, Bert Cohen, Kellie Zell Harper, Leah Zell Wagner, JoAnn Zell Gillis, Matthew Zell, and Robert M. Levin.

(21)
Includes up to 1,128,726 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 21,918 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 2,257,452 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control person with voting and investment powers for this stockholder is Daniel German.

(22)
Includes up to 73,198 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 1,422 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 146,395 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control person with voting and investment powers for this stockholder is Daniel German.

(23)
Includes up to 168,270 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 3,268 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 336,539 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control person with voting and investment powers for this stockholder is Peter Castellanos.

(24)
Includes up to 2,403,847 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 46,677 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 4,807,693 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control person with voting and investment powers for this stockholder is Israel A. Englander. Grandview LLC is an affiliate of a broker-dealer. This stockholder acquired the securities in the ordinary course of business, and at the time of the acquisition of the securities, the holder had no agreements or understandings, directly or indirectly, with any person to distribute the securities or any underlying warrant shares.

(25)
Includes up to 1,201,923 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 23,339 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 2,403,847 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). Heartland Advisors, Inc., a registered investment advisor, has voting and investment powers for this stockholder. Heartland Group, Inc. is an affiliate of a broker-dealer. This stockholder acquired the securities in the ordinary course of business, and at the time of the acquisition of the securities, the holder had no agreements or understandings, directly or indirectly, with any person to distribute the securities or any underlying warrant shares.

(26)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control persons with voting and investment powers for this stockholder are Peter J. Abeles and Jonnet Abeles.

(27)
Includes up to 24,039 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 467 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 48,077 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control person with voting and investment powers for this stockholder is Timothy B. Johnson.

(28)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control persons with voting and investment powers for this stockholder are Jean F. Bell and Max S. Bell.

(29)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control person with voting and investment powers for this stockholder is Ralph A. L. Bogan, Jr.

(30)
Includes up to 24,039 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 467 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 48,077 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control persons with voting and investment powers for this stockholder are Kent R. Bourquin and Mary B. Bourquin.

(31)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control person with voting and investment powers for this stockholder is Rockney Hudson.

(32)
Includes up to 24,039 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 467 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 48,077 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control person with voting and investment powers for this stockholder is Carol Clark Coolidge.

(33)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control person with voting and investment powers for this stockholder is Dexter K. Coolidge.

(34)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581).

(35)
Includes up to 36,058 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 701 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 72,116 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control persons with voting and investment powers for this stockholder are Katherine B. Dickson and Mark A. Dickson.

(36)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control person with voting and investment powers for this stockholder is William G. Escamilla.

(37)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581).

(38)
Includes up to 24,039 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 467 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 48,077 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581).

(39)
Includes up to 36,058 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 701 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 72,116 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control person with voting and investment powers for this stockholder is Leonard M. Herman.

(40)
Includes up to 24,039 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 467 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 48,077 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581).

(41)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581).

(42)
Includes up to 24,039 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 467 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 48,077 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control person with voting and investment powers for this stockholder is Timothy B. Johnson.

(43)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control persons with voting and investment powers for this stockholder are T. Michael Johnson and Patricia Johnson.

(44)
Includes up to 24,039 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 467 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 48,077 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control person with voting and investment powers for this stockholder is Deborah W. Patterson.

(45)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581).

(46)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control person with voting and investment powers for this stockholder is Susan W. McMillan.

(47)
Includes up to 24,039 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 467 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 48,077 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581).

(48)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581).

(49)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control person with voting and investment powers for this stockholder is Seth L. Pierrepont.

(50)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581).

(51)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control person with voting and investment powers for this stockholder is Marvin J. Pollack.

(52)
Includes up to 24,039 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 467 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 48,077 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581).

(53)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control persons with voting and investment powers for this stockholder are M. Edward Sellers and Suzan D. Boyd.

(54)
Includes up to 24,039 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 467 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 48,077 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581).

(55)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581).

(56)
Includes up to 12,020 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 234 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 24,039 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581).

(57)
Includes up to 24,039 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 467 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 48,077 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural control person with voting and investment powers for this stockholder is Henry J. Underwood.

(58)
Includes up to 106,250 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering. The natural person with voting and investment powers for this stock holder is Philip J. Hempleman.

(59)
Includes up to 20,000 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering. The natural person with voting and investment powers for this stockholder is Philip J. Hempleman.

(60)
Includes up to 46,915 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering. The natural person with voting and investment powers for this stockholder is Jerome H. Debs, II.

(61)
Includes up to 91,619 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering. The natural person with voting and investment powers for this stockholder is Jerome H. Debs, II.

(62)
Includes up to 619,043 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering. The natural person with voting and investment powers for this stockholder is Jerome H. Debs, II.

(63)
Includes up to 63,132 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering, up to 480,770 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 9,336 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 961,539 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural person with voting and investment powers for this stockholder is Leonard Brecken.

(64)
Includes up to 63,132 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering. The natural person with voting and investment powers for this stockholder is Kenneth Pasternak.

(65)
Includes up to 2,371,154 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 46,042 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 4,742,308 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural person with voting and investment powers for this stockholder is John H. Bocock.

(66)
Includes up to 513,462 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 9,971 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 1,026,923 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural person with voting and investment powers for this stockholder is John H. Bocock.

(67)
Includes up to 757,576 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering. The natural control persons with voting and investment powers for this stockholder are Donald J. Liebentritt, Bert Cohen, Kellie Zell Harper, Leah Zell Wagner, JoAnn Zell Gillis, Matthew Zell, and Robert M. Levin.

(68)
Includes up to 50,506 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering, up to 79,087 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 1,536 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 158,174 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural persons with voting and investment powers for this stockholder are Jon D Gruber and J Patterson McBaine.

(69)
Includes up to 6,314 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering, up to 24,039 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 467 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 48,077 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581).

(70)
Includes up to 31,566 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering, up to 72,116 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 1,401 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 144,231 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural person with voting and investment powers for this stockholder is Jon D Gruber.

(71)
Includes up to 164,142 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering, up to 305,529 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, up to 5,933 shares of common stock issuable upon conversion of certain senior convertible debentures that will be registered in this offering, and up to 611,058 shares of common stock issuable upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). The natural persons with voting and investment powers for this stockholder are Jon D Gruber and J Patterson McBaine.

(72)
Includes up to 757,576 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering. Millennium Management, L.L.C., a Delaware limited liability company, is the managing partner of Millennium Partners, L.P., a Cayman Islands exempted limited partnership, and consequently may be deemed to have voting control and investment discretion over securities owned by Millennium Partners, L.P. Israel A. Englander is the managing member of Millennium Management, L.L.C. As a result, Mr. Englander may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management, L.L.C. The foregoing should not be construed in and of itself as an admission by either of Millennium Management, L.L.C. or Mr. Englander as to beneficial ownership of the shares of the Company’s common stock owned by Millennium Partners, L.P. Millennium Partners, L.P. is an affiliate of a broker-dealer. This stockholder acquired the securities in the ordinary course of business, and at the time of the acquisition of the securities, the holder had no agreements or understandings, directly or indirectly, with any person to distribute the securities or any underlying warrant shares.

(73)
Includes up to 50,505 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering, up to 144,231 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.11 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, and up to 228,462 shares of common stock issued upon conversion of certain senior convertible debentures that were previously registered on April 17, 2007 pursuant to a Registration Statement on Form S-3 (File No. 333-141581). Lindsay A. Rosenwald, M.D., is the managing member of Otago Partners, LLC. Dr. Rosenwald is also the sole shareholder and Chairman of Paramount BioCapital, Inc., an NASD member broker-dealer, and Paramount BioCapital Asset Management, Inc., an investment adviser registered with the Securities and Exchange Commission. This stockholder acquired the securities in the ordinary course of business, and at the time of the acquisition of the securities, the holder had no agreements or understandings, directly or indirectly, with any person to distribute the securities or any underlying warrant shares.

(74)
Includes up to 63,132 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering. RHP Master Fund, Ltd. is a party to an investment management agreement with Rock Hill Investment Management, L.P., a limited partnership of which the general partner is RHP General Partner, LLC. Pursuant to such agreement, Rock Hill Investment Management directs the voting and disposition of shares owned by RHP Master Fund. Messrs. Wayne Bloch and Peter Lockhart own all of the interests in RHP General Partner. The aforementioned entities and individuals disclaim beneficial ownership of the Company’s securities owned by the RHP Master Fund.

(75)
Includes up to 505,051 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering. The natural control persons with voting and investment powers for this stockholder are Michael A. Roth and Brian J. Stark. SF Capital Partners Ltd. is an affiliate of a broker-dealer. This stockholder acquired the securities in the ordinary course of business, and at the time of the acquisition of the securities, the holder had no agreements or understandings, directly or indirectly, with any person to distribute the securities or any underlying warrant shares.

(76)
Includes up to 917,677 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering, and up to 917,677 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.40 per share of common stock and expiring in June 2010 that will be registered in this offering. The natural control person with voting and investment powers for this stockholder is Daniel Loeb.

(77)
Includes up to 114,521 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering, and up to 114,521 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.40 and expiring in June 2010 that will be registered in this offering. The natural control person with voting and investment powers for this stockholder is Daniel Loeb.

(78)
Includes up to 110,127 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering, and up to 110,127 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.40 share of common stock and expiring in June 2010 that will be registered in this offering. The natural control person with voting and investment powers for this stockholder is Daniel Loeb.

(79)
Includes up to 120,304 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering, and up to 120,304 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.40 per share of common stock and expiring in June 2010 that will be registered in this offering. The natural control person with voting and investment powers for this stockholder is Daniel Loeb.

(80)
Includes up to 126,256 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring in June 2010 that will be registered in this offering. The natural control person with voting and investment powers for this stockholder is Michael Finkelstein.

(81)
Includes up to 252,526 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.39 per share of common stock and expiring on June 2010 that will be registered in this offering, and 477,409 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.03 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, which were transferred from Capstone Investments pursuant to a private sale. Crestview Capital Partners, LLC (“CCP”) is the sole managing member of Crestview Capital Master, LLC (“CCM”) and may be deemed to have sole voting and investment power with respect to the securities beneficially owned by CCM. CCP disclaims beneficial ownership of these securities. The Managing Members of CCP are Stewart Flink, Robert Hoyt and Daniel Warsh, each of whom may be deemed to have voting and dispositive power over securities beneficially owned by CCM, and each of whom also disclaims and it has been confirmed to us that the securities were acquired to be resold in the ordinary course of business and that there are no arrangements with any other persons, whether directly or indirectly, to dispose of the securities.

(82)
Includes up to 550,000 shares of common stock to be issued upon exercise of a warrant at an exercise price of $1.03 per share of common stock and expiring on February 27, 2010 that will be registered in this offering, which were transferred from Capstone Investments pursuant to a private sale. The natural control person with voting and investment powers for this stockholder is Sean Molloy.